As Filed with the Securities and Exchange Commission on October ___, 2005

Registration No. 333-112899

Filed Pursuant to Rule 462(d)

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO THE FORM S-3 REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

SEGMENTZ, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0450326
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

429 Post Road

Buchanan, Michigan 49107

(269) 695-4920

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

with copies to:
Mark Patterson Chief Financial Officer 429 Post Road Buchanan, Michigan 49107 (269) 695-4920 (Name, address, including zip code, and telephone number, including area code, of agent for service)	Clint J. Gage, Esq. Adorno & Yoss, LLP 350 East Las Olas Boulevard, Suite 1700 Fort Lauderdale, Florida 33301 (954) 763-1200 (Telephone) (954) 766-7800 (Facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Explanatory Paragraph

This Post Effective Amendment No. 2 to the Form S-3 Registration Statement amends the S-3 Registration Statement to include as Exhibit 23(iii) a consent of the Registrant’s independent accountants, Pender Newkirk & Company.

Item 16. Exhibits.

Exhibit No.	Description of Document

3.1(a)	Certificate of Incorporation dated May 8, 2000 (1)

3.1(b)	Articles of Merger dated May 17, 2000 (1)

3.1(c)	Certificate of Merger dated May 17, 2000 (1)

3.1(d)	Certificate of Merger dated February 1, 2001 (1)

3.1(e)	Certificate of Merger dated February 1, 2001 (1)

3.1(f)	Certificate of Amendment dated November 1, 2001 (1)

3.1(g)	Designation of Preferences of Series A filed June 11, 2003 (3)

3.1(h)	Designation of Preferences of Series B June 11, 2003 (3)

3.1(i)	Designation of Preferences of Series C June 11, 2003 (3)

3.1(j)	Designation of Preferences of Series A-1 June 18, 2003 (3)

3.1(k)	Designation of Preferences of Series B-1 June 18, 2003 (3)

3.2	Bylaws dated May 10, 2000 (1)

5	Opinion and Consent of Adorno & Yoss, P.A.(3)

10.1	Stock Option Plan (1)

21	Subsidiaries of Registrant (1)

23(i)	Consent of Adorno & Yoss, P.A. (see Exhibit 5) (3)

23(ii)	Consent of Pender Newkirk & Company (3)

23(iii)	Consent of Pender Newkirk & Company (2)

(1)	Incorporated by reference to exhibits with the corresponding numbers filed with our registration statement on Form 10SB (File No. 000-49606).

(2)	Filed herewith.

(3)	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Post Effective Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buchanan, Michigan, on October 14, 2005.

SEGMENTZ, INC.

By:	/s/ Mike Welch
Mike Welch Chief Executive Officer and Director

By:	/s/ Mark Patterson
Mark Patterson Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this Post Effective Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated:

SIGNATURE	TITLE	DATE

/s/ MIKE WELCH Mike Welch	Chief Executive Officer and Director	October 14, 2005

/s/ MARK PATTERSON Mark Patterson	Chief Financial Officer	October 14, 2005

/s/ JENNIFER DORRIS Jennifer Dorris	Director	October 14, 2005

/s/ CALVIN WHITEHEAD	Director	October 14, 2005

Calvin R. Whitehead

/s/ ROBERT GRIES Robert Gries	Director	October 14, 2005

/s/ JAY TAYLOR Jay Taylor	Director	October 14, 2005

/s/ JIM MARTELL Jim Martell	Director	October 14, 2005